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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                          OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]  Confidential for Use of the
[ ]    Definitive Proxy Statement                Commission Only (as permitted
[ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[X]    Soliciting Material under Rule 14a-12


                          SOUTHWEST CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1)       Amount Previously Paid:
                                           -------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                                                                 ---------------
         3)       Filing Party:
                                 -----------------------------------------------
         4)       Date Filed:
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                          SOUTHWEST CAPITAL CORPORATION
                           701 XENIA AVENUE SOUTH #130
                             GOLDEN VALLEY, MN 55416
                                  NEWS RELEASE

DATE:      January 16, 2002

CONTACT:   Laurence S. Zipkin
           President and Chief Executive Officer
           (763) 923-2277

FOR IMMEDIATE RELEASE

           SOUTHWEST CAPITAL AGREES TO MERGE WITH SCANNER TECHNOLOGIES

MINNEAPOLIS, MN / January 16, 2002 / PR Newswire / Southwest Capital Corporation (OTC Bulletin Board: SWCC) announced today that it has entered into an Agreement and Plan of Reorganization with Scanner Technologies Corporation, pursuant to which Scanner Technologies will merge with and into Southwest Capital. Southwest Capital will survive the merger, change its name to Scanner Technologies Corporation and conduct Scanner Technologies' business after the merger. Following the merger, shareholders of Scanner Technologies will own approximately 80% of the Southwest Capital common stock outstanding immediately following the merger and the holders of Southwest Capital common stock will own the remaining approximately 20%.

The Merger Agreement is subject to various conditions including approval by the shareholders of both Southwest Capital and Scanner Technologies and a requirement that holders of not more than 5% of the common stock or either Southwest Capital and Scanner Technologies exercise dissenters' rights. Southwest Capital plans to file a preliminary proxy statement with respect to the proposed merger with the Securities and Exchange Commission.

Southwest Capital has not had an operating business since 1992. Current management has actively solicited and pursued investment possibilities in an effort to enhance shareholder value.

Scanner Technologies develops, manufactures and produces products facilitating various inspections of integrated circuits, currently sold primarily to original equipment manufacturers. In the U.S., Scanner Technologies has production facilities in Minneapolis, Minnesota, and Tempe, Arizona, and a sales and services office in San Jose, California. Outside of the U.S., Scanner Technologies has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products.


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                             ADDITIONAL INFORMATION

Southwest Capital will solicit proxies from its shareholders in connection with its upcoming special meeting to consider and vote upon the proposed merger. Before distributing forms of proxy to Southwest Capital's shareholders in connection with any such solicitation, Southwest Capital will file proxy materials (a proxy statement and related documents) with the Securities and Exchange Commission (the "SEC") containing, among other things, information regarding the participants in any such solicitation. Southwest Capital's directors, its executive officers, certain other members of management and employees, agents and nominees may be deemed to be participants in any solicitation.

Investors and shareholders are urged to read the proxy materials carefully when they are available. The proxy materials will contain important information about Southwest Capital and Scanner Technologies, the proxy solicitation, and related matters. Investors and shareholders will be able to obtain copies of the proxy materials free of charge through the web site maintained by the SEC at HTTP://WWW.SEC.GOV.

Shareholders and investors may also obtain copies of documents Southwest Capital has filed with the SEC free of charge from Southwest Capital by requesting them in writing or by telephone at the following address:

              Southwest Capital Corp.
              701 Xenia Avenue South, #130
              Golden Valley, Minnesota 55416
              Contact: Laurence S. Zipkin, President and Chief Executive Officer
              Phone: (763) 923 2277